EXHIBIT 99.4

Estimated Time Line for Facility Consolidation Project

	FY 2005	FY 2006	FY 2007
Major Events	— Signed letter of intent — Close on purchase — Begin “build-out” — Move Distribution Center	— Finish “build-out” — Install New Equipment — Move Headquarters — Move 2 Facilities	— Move remaining facilities

Spending Category				Total
Building	$48,000,000	$0	$0	$48,000,000
Expansion	10,000,000	13,000,000	0	23,000,000
Original Site Development	11,700,000	0	0	11,700,000
Professional and Move-In Fees	750,000	2,850,000	4,500,000	8,100,000
Furniture and Equipment	4,100,000	9,200,000	0	13,300,000

Total Investment	$74,550,000	$25,050,000	$4,500,000	$104,100,000